UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: March 31, 2014 Estimated average burden hours per response. . . 5.0
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2014

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 631-5450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 17, 2014, TriMas Corporation (the “Corporation”) amended its existing accounts receivable facility among TSPC, Inc., as Transferor, the Corporation, as Collection Agent, TriMas Company LLC, as Guarantor, the persons party thereto from time to time as Purchasers, and Wells Fargo Bank, National Association, as LC Issuer and Administrative Agent (the "Amendment"). Pursuant to the Amendment, and subject to certain conditions stated therein, (i) the average default ratio constituting a termination event therein increased to 4.75%, (ii) the stated termination date of the facility is extended to October 16, 2018, (iii) advances under the facility will bear discount at a per annum rate of one-month LIBOR plus an applicable margin of 1.15%, (iv) the Required Reserve Factor Floor for any calculation period is 17.5% and (v) Martinic Engineering, Inc. became a “Seller” under the facility.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to Amendment No. 3 to the Amended and Restated Receivables Transfer Agreement, the Second Amended and Restated Fee Letter and Amendment No. 4 to the Amended and Restated Receivables Purchase Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Form 8-K and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in and incorporated into Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1
Amendment No. 3, dated as of April 17, 2014, to the Amended and Restated Receivables Transfer Agreement, dated as of September 15, 2011, as amended, among TSPC, Inc., as Transferor, TriMas Corporation, as Collection Agent, TriMas Company LLC, as Guarantor, the persons from time to time party thereto as Purchasers, and Wells Fargo Bank, National Association, as LC Issuer and Administrative Agent.

10.2
Second Amended and Restated Fee Letter, dated as of April 17, 2014, between Wells Fargo Bank, National Association, as Administrative Agent, TSPC, Inc., as Transferor, TriMas Corporation, as Collection Agent, TriMas Company LLC, as Guarantor, and the persons from time to time party thereto as Purchasers.

10.3
Amendment No. 4, dated as of April 17, 2014, to the Amended and Restated Receivables Purchase Agreement, dated as of December 29, 2009, as amended, among TriMas Corporation, the subsidiaries of TriMas Corporation identified as Sellers, and TSPC, Inc., as Purchaser.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date: April 22, 2014	By:	/s/ Joshua A. Sherbin
Joshua A. Sherbin
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1
Amendment No. 3, dated as of April 17, 2014, to the Amended and Restated Receivables Transfer Agreement, dated as of September 15, 2011, as amended, among TSPC, Inc., as Transferor, TriMas Corporation, as Collection Agent, TriMas Company LLC, as Guarantor, the persons from time to time party thereto as Purchasers, and Wells Fargo Bank, National Association, as LC Issuer and Administrative Agent.

10.2
Second Amended and Restated Fee Letter, dated as of April 17, 2014, between Wells Fargo Bank, National Association, as Administrative Agent, TSPC, Inc., as Transferor, TriMas Corporation, as Collection Agent, TriMas Company LLC, as Guarantor, and the persons from time to time party thereto as Purchasers.

10.3
Amendment No. 4, dated as of April 17, 2014, to the Amended and Restated Receivables Purchase Agreement, dated as of December 29, 2009, as amended, among TriMas Corporation, the subsidiaries of TriMas Corporation identified as Sellers, and TSPC, Inc., as Purchaser.